Exhibit 10.1

FIRST AMENDMENT

TO

ADVISORY AGREEMENT

This First Amendment (this “Amendment”) dated as of October 25, 2022 is to the Advisory Agreement, dated as of July 1, 2022 (the Advisory Agreement”), by and among NexPoint Diversified Real Estate Trust (the “Company”) and NexPoint Real Estate Advisors X, L.P. (the “Adviser”).

RECITALS

A.    The Company and the Adviser desire to amend the Advisory Agreement as set forth herein.

B.    In accordance with Section 13(b) of the Advisory Agreement, this Amendment has been duly approved by the Company’s board of trustees.

AGREEMENTS

Section 1. Amendments

(a)    The definition of “Election Notice” in Section 1 of the Advisory Agreement is hereby deleted in its entirety.

(b)    Section 9(a) of the Advisory Agreement is deleted and replaced in its entirety by the following:

During the term hereof, as the same may be extended from time to time, the Company shall pay the Adviser the Advisory Fee and Administrative Fee (together “Fees”). The Adviser shall compute the Managed Assets of the Company as of the end of each fiscal quarter and then compute each installment of the Fees as promptly as possible after the end of the month with respect to which such installment is payable. The accrued Fees will be payable monthly as promptly as possible after the end of each month during which this Agreement is in effect. A copy of the computations made by the Adviser to calculate such installment shall thereafter, for informational purposes only, promptly be delivered to the Board. The first $1 million of each monthly installment of the Advisory Fee shall be paid in cash, and the remainder of the Advisory Fee, if any, shall be paid in Common Shares. The Adviser’s ability to receive Common Shares in payment of a portion of the Advisory Fees shall be subject to Section 9(c). The Administrative Fee shall be paid in cash. The number of Common Shares payable to the Adviser as a portion of the Advisory Fee shall equal (i) the total dollar amount of the monthly installment of the Advisory Fee payable minus the $1 million cash portion of the monthly installment of the Advisory Fee divided by (ii) the VWAP per Share for the 10 trading days prior to the end of the month for which the Fees will be paid. The Fees shall be payable independent of the performance of the Company or the Investments.

(c)    Section 9(c) of the Advisory Agreement is deleted and replaced in its entirety by the following:

The Adviser’s ability to receive Common Shares in payment of the Advisory Fee due to the Adviser under this Agreement shall be subject to the following: (i) the ownership of such Common Shares by the Adviser shall not violate the limit on ownership of Common Shares set forth in the Declaration of Trust or otherwise raise a material risk to the status of the Company as a REIT, after giving effect to any exception from such limit that the Board may grant to the Adviser or its Affiliates; (ii) in no event shall the Common Shares issued to the Adviser under this Agreement exceed five percent of the number of Common Shares or five percent of the voting power of the Company outstanding prior to the first such issuance; and (iii) the Company’s issuance of such Common Shares to the Adviser shall comply with all applicable restrictions under the U.S. federal securities laws and the rules of the NYSE.

Section 2. Miscellaneous.

(a)    Effect of Amendment. This Amendment is limited as specified and shall not constitute a modification, amendment or waiver of any other provision of the Advisory Agreement. Except as specifically amended by this Amendment, all other provisions of the Advisory Agreement are hereby ratified and remain in full force and effect.

(b)    Single Document. From and after the date hereof, all references to the Advisory Agreement shall be deemed to be references to the Advisory Agreement as amended by this Amendment.

(c)    Severability. In the event that any provision of this Amendment or the application of any provision of this Amendment is declared to be invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Amendment shall not be affected.

(d)    Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Company and the Adviser and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

(e)    Headings. The headings in this Amendment are for convenience only. They shall not be deemed part of this Amendment and in no way define, limit, extend or describe the scope or intent of any provisions hereof.

(f)    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, all of which shall constitute the same instrument and all of which together shall constitute the agreement of the parties. For purposes of executing this Amendment, a document signed and transmitted electronically shall be treated as an original document. The signature of any party thereon shall be considered an original signature, and the document transmitted shall be considered to have the same binding legal effect as an original signature on an original document.

(g)    Defined Terms. Any capitalized terms used herein for which a definition is not herein provided shall, unless otherwise indicated, have the same meanings as assigned to such terms in the Advisory Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

NEXPOINT DIVERSIFIED REAL ESTATE TRUST

By:	/s/ Brian Mitts
	Name:	Brian Mitts
	Title:	Chief Financial Officer, Executive VP- Finance, Treasurer and Assistant Secretary

NEXPOINT REAL ESTATE ADVISORS X, L.P.

By:	/s/ Brian Mitts
	Name:	Brian Mitts
	Title:	Chief Financial Officer, Executive VP- Finance, Secretary and Treasurer

[Signature Page to the First Amendment to the Advisory Agreement]